Exhibit 99.3

Sabre Corporation Announces Cash Tender Offer and Consent Solicitation by Sabre Financial Borrower, LLC for Existing Secured Debt

SOUTHLAKE, Texas—September 14, 2026—Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced commencement of a tender offer (the “Tender Offer”) by its wholly-owned subsidiary Sabre Financial Borrower, LLC (“Sabre Financial”) to purchase for cash any and all of its securities set forth in the table below (the “Securities”) and a solicitation of consents (the “Consent Solicitation”) for amendments to the Securities and the Indenture (as defined below), each upon the terms and subject to the conditions described in the Offer to Purchase (as defined below). The following table sets forth certain terms of the Tender Offer:

Title of Security	CUSIP / ISIN Number	Principal Amount Outstanding	Early Tender Premium (1)	Tender Offer Consideration (1)	Total Consideration (1)(2)
11.125% Senior Secured Notes due 2029	78573X AA8 U86042 AA3 US78573XAA81 USU86042AA34	$1,000,000,000	$50.00	$1,042.50	$1,092.50

(1)	Dollars per $1,000 principal amount of Securities validly tendered and accepted for purchase.
(2)	Includes Early Tender Premium (as defined below).

The Tender Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on October 12, 2026 (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated. Holders of Securities (the “Holders”) must validly tender their Securities and validly deliver their consents at or prior to 5:00 p.m., New York City time, on September 25, 2026 (such date and time, as it may be extended, the “Early Tender Deadline”) to be eligible to receive the Total Consideration (as defined below) for such Securities, which includes the Early Tender Premium (as defined below). Holders tendering Securities or delivering consents after the Early Tender Deadline and at or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration (as defined below), which will equal the Total Consideration for such Securities less the Early Tender Premium. Tendered Securities may be withdrawn from the Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on September 25, 2026. Holders whose Securities are accepted for purchase will also receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

The “Total Consideration” for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will be the “Total Consideration” set forth in the table above, which is inclusive of the amount in cash set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”). The “Tender Offer Consideration” for each $1,000 principal amount of Securities validly tendered after the Early Tender Deadline but on or prior to the Expiration Date will be the “Tender Offer Consideration” set forth in the table above.

In conjunction with the Tender Offer, the Company solicits consents (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) as described in the Offer to Purchase to each of (a) the indenture dated December 5, 2025 (the “Indenture”), entered into by and among the Company, the guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent, under which the Securities were issued, and (b) the Securities; providing for, among other things, (i) the elimination of substantially all restrictive covenants in the Indenture and (ii) the elimination of certain events of default.

Any Holder who tenders Securities in the Tender Offer will be deemed to have provided Consents, and Securities may not be tendered without delivering Consents. If the requisite number of Consents are received, the Proposed Amendments will be effective as to all the Securities, including those that are not purchased in the Tender Offer.

The Tender Offer and the Consent Solicitation are conditioned upon, among other things, the settlement of the Financing Transaction (as defined below) on terms satisfactory to the Company.

The Company intends to give holders who validly tender their Securities and validly deliver their Consents priority in the allocation of New Securities (as defined in the Offer to Purchase) in the Financing Transaction.

On September 14, 2026, Sabre Financial commenced an offering of $1.1 billion aggregate principal amount of Senior Secured Notes due 2032 (the “Financing Transaction”). Sabre Financial currently anticipates, subject to execution of definitive documentation and certain customary closing conditions, that the Financing Transaction will result in Sabre Financial’s receipt of net cash proceeds which will be sufficient to fund the purchase of all Securities validly tendered pursuant to the Tender Offer and Consent Solicitation and accepted for purchase by Sabre Financial, including the payment of accrued and unpaid interest, subject to the terms and conditions of the Tender Offer and Consent Solicitation. No assurances can be given that the Financing Transaction will be completed. The Tender Offer and Consent Solicitation are subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the consummation of the Financing Transaction. Any such conditions may be waived by Sabre Financial in its sole discretion, subject to applicable law.

This announcement does not contain the full terms and conditions of the Tender Offer and Consent Solicitation, which are contained in the offer to purchase and consent solicitation statement dated September 14, 2026 (as it may be amended or supplemented, the “Offer to Purchase”). Sabre Financial refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offer and Consent Solicitation.

From time to time, we and/or our affiliates may purchase additional Securities in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise and following the Tender Offer and subject to applicable law, the Company intends to redeem or repurchase Securities that are able to be redeemed or repurchased, pursuant to their terms. Any such purchases or redemptions may be on the same terms or on terms that are more or less favorable to Holders of Securities than the terms of the Tender Offer and Consent Solicitation. Any such purchases by us and/or our affiliates or such redemptions by us will depend on various factors existing at that time. Sabre Financial is not obligated to redeem any Securities that are not tendered and accepted in the Tender Offer and Consent Solicitation.

Davis Polk & Wardwell LLP is serving as legal counsel to Sabre on this transaction. Latham & Watkins LLP is serving as legal counsel to BofA Securities.

Information Relating to the Tender Offer and Consent Solicitation

The Offer to Purchase for all of the Securities is being distributed to Holders beginning today. BofA Securities is the Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Investors with questions regarding the Tender Offer and Consent Solicitation may contact BofA Securities, collect: (980) 388-3646, toll-free: (888) 292-0070, email: debt_advisory@bofa.com. D.F. King & Co., Inc. is the tender and information agent for the Tender Offer and Consent Solicitation. Copies of the Offer to Purchase and any related offer documents may be obtained by contacting D.F. King & Co., Inc. by phone at (646) 455-1060 (New York) or (866) 356-7814 (toll-free) or by email at sabre@dfking.com.

None of Sabre Financial, Sabre, their affiliates, their respective boards of directors and stockholders, the Dealer Manager and Solicitation Agent, the Tender Agent or Wilmington Trust, National Association, as trustee for the Securities, are making any recommendation as to whether Holders should tender any Securities or deliver any Consent in response to the Tender Offer and Consent Solicitation. Holders must make their own decision as to whether to tender any of their Securities and deliver their Consents, and, if so, the principal amount of Securities to tender and Consents to deliver.

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any of the Securities, and the Tender Offer and Consent Solicitation do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers are unlawful. The full details of the Tender Offer and Consent Solicitation, including complete instructions on how to tender Securities and deliver Consents, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase because it will contain important information.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026, our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including funding of the Financing Transaction and successful completion of the Tender Offer and Consent Solicitation, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Powering the agentic revolution in travel. Sabre is an AI-native technology leader, backed by one of the world’s largest travel data clouds. With AI at its core and operating at unparalleled scale, Sabre transforms insights into innovation, empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Sabre is built on an open, modular, cloud-native architecture and serves as the backbone for both established leaders and bold, new disruptors, guiding them to the next age of travel retailing through intelligent, connected, and personalized experiences.

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Contacts:

Media	Investors
Cassidy Smith-Broyles Cassidy.Smith-Broyles@sabre.com sabrenews@sabre.com	Roushan Zenooz Roushan.Zenooz@sabre.com sabre.investorrelations@sabre.com

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